Exhibit 5.1

300 North LaSalle Chicago, IL 60654 +1 312 862 2000 www.kirkland.com	Facsimile: +1 312 862 2200

March 28, 2019

Clear Channel Holdings, Inc.

20880 Stone Oak Parkway

San Antonio, Texas 78258

Ladies and Gentlemen:

We are acting as special counsel for Clear Channel Holdings, Inc., a Delaware corporation (the “Registrant”), in connection with the proposed registration by the Registrant of up to 55,327,672 shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), pursuant to a Registration Statement on Form S-4, which includes an information statement/prospectus, originally filed on December 21, 2018, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

The Common Stock is to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of March 27, 2019 (the “Merger Agreement”), by and among the Registrant and Clear Channel Outdoor Holdings, Inc. (“CCOH”), the immediate subsidiary of the Registrant. Shares of Common Stock, when issued to holders of CCOH’s Class A common stock in accordance with the Merger Agreement, are referred to herein as the “Shares,” and the issuance of the Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement filed as Exhibit 2.1 to the Registration Statement, (ii) the Registration Statement, (iii) the certificate of merger prepared pursuant to the Merger Agreement to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the Issuance (the “Merger Certificate”), (iv) the Amended Certificate of Incorporation (the “Charter”) of the Registrant in the form filed as Exhibit 3.1 to the Registration Statement to be filed with the Secretary prior to the Issuance, (v) the Amended and Restated Bylaws (the “Bylaws”) of the Registrant in the form filed as Exhibit 3.2 to the Registration Statement, and (vi) resolutions of the board of directors of the Registrant with respect to the Issuance.

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Clear Channel Holdings, Inc.

March 28, 2019

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, the due authorization, execution and delivery of all documents by the parties thereto other than the Registrant. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Registrant and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Merger Certificate has been filed with the Secretary, (iii) the Charter has been filed with the Secretary, and (iv) the Bylaws have been adopted by the board of directors of the Registrant, the Shares will be duly authorized by the Registrant, and when issued and delivered in accordance with the terms of the Merger Agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Clear Channel Holdings, Inc.

March 28, 2019

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Sincerely,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP